UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
 (Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2013

(Commission File Number)	(Exact Name of Registrant as Specified in Its Charter) (Address of Principal Executive Offices) (Zip Code) (Telephone Number)	(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)
1-9516	ICAHN ENTERPRISES L.P.	Delaware	13-3398766
767 Fifth Avenue, Suite 4700 New York, NY 10153 (212) 702-4300

333-118021-01	ICAHN ENTERPRISES HOLDINGS L.P.	Delaware	13-3398767
767 Fifth Avenue, Suite 4700 New York, NY 10153 (212) 702-4300

N/A
     (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Icahn Enterprises L.P. and Icahn Enterprises Holdings L.P. are filing this Amendment No. 1 (“Amendment”) to its Current Report on Form 8-K, filed on January 23, 2013 (the “Original Report”), to correct the date of the report on the cover page and the date of the signature page to the Original Report. In addition, this Amendment (i) removes a sentence in the Original Report under the heading "Underwriting Agreement" in Item 8.01 referencing an exhibit containing a copy of a press release describing certain debt redemption notice; such exhibit was not included in the Original Report and was not intended to be included as referenced; (ii) corrects the filing date of CVR Refining, LP's Registration Statement on Form S-1, as amended (File No. 333-184200) to be October 1, 2012; the Original Report indicated that such filing date was October 1, 2013. Except as specifically amended, the January 23, 2013 Form 8-K remains unchanged.

Section 8 - Other Events

Item 8.01   Other Events.

CVR Energy, Inc. (“CVR Energy”), an indirect subsidiary of Icahn Enterprises Holdings L.P. ("IEH") and Icahn Enterprises L.P., indirectly owns a majority of the common units representing limited partner interests in CVR Refining, LP (the “Partnership”). In addition, CVR Energy also indirectly owns CVR Refining GP, LLC, the general partner of the Partnership (the “General Partner”), CVR Refining Holdings, LLC (“CVR Refining Holdings”), CVR Refining Holdings Sub, LLC (“CVR Refining Holdings Sub”) and Coffeyville Resources, LLC (“Coffeyville Resources”).

Underwriting Agreement

On January 16, 2013, the Partnership entered into an Underwriting Agreement by and among the Partnership, the General Partner, CVR Refining Holdings and Coffeyville Resources, on one hand, and Credit Suisse Securities (USA), LLC and Citigroup Global Markets, Inc., as representatives of the several underwriters named therein (the “Underwriters”), on the other hand, relating to the sale of common units representing limited partner interests in the Partnership (the “Common Units”). The Underwriting Agreement provides for the offer and sale (the “Offering”) by the Partnership, and purchase by the Underwriters, of 24,000,000 Common Units (the “Firm Units”) including 4,000,000 Firm Units sold to IEH at a price of $25.00 per Common Unit. The per Common Unit purchase price, net of discounts, commissions and structuring fees, of $23.50 excludes the Firm Units purchased by IEH, for which the underwriters did not receive such discounts, commissions or structuring fees. Pursuant to the Underwriting Agreement, the Partnership also granted the Underwriters a 30-day option to purchase up to an additional 3,600,000 Common Units. The material terms of the Offering are described in the prospectus, dated January 16, 2013 (the “Prospectus”), filed by the Partnership with the Securities and Exchange Commission (the “Commission”) on January 18, 2013, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333-184200), initially filed by the Partnership on October 1, 2012, and a Registration Statement on Form S-1 (File No. 333-186066), as filed by the Partnership on January 16, 2013, pursuant to Rule 462(b) of the Securities Act.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, conditions to closing and termination provisions. The Partnership, the General Partner, CVR Refining Holdings and Coffeyville Resources have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Offering of the Firm Units closed on January 23, 2013, and the Partnership received proceeds from the Offering of approximately $569 million (net of underwriting discounts, structuring fees, estimated offering expenses and expense reimbursements).

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 99.1 to this Current Report on Form 8-K/A and incorporated in this Item 8.01 by reference.

Redemption notice of subsidiary debt

CVR Energy, Inc.'s subsidiaries, Coffeyville Resources, LLC (“CRLLC”) and Coffeyville Finance Inc. (together with CRLLC, the “Issuers”), have issued a redemption notice for the redemption in cash of all of their $222,750,000 outstanding 10 7/8% Second Lien Senior Secured Notes due 2017 (the “Notes”). On February 22, 2013 (the “Redemption Date”), the Issuers will redeem all Notes then outstanding at a redemption price of 100% of the principal amount thereof, plus an applicable premium (as defined in the indenture governing the Notes), plus accrued and unpaid interest to, but not including, the Redemption Date.

The notice to holders specifying the terms, conditions and procedures for the redemption is available through The Depository Trust Company and the paying agent, Wells Fargo Bank, National Association.

In accordance with the terms of the indenture, the Issuers have deposited funds sufficient to redeem the Notes on the Redemption Date and accordingly, the indenture governing the Notes has been satisfied and discharged in accordance with its terms as of the date hereof.

Section 9 - Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

99.1 -  Underwriting Agreement dated January 16, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICAHN ENTERPRISES L.P.
(Registrant)

By:	Icahn Enterprises G.P. Inc.,
its general partner

By:	/s/ Peter Reck
Peter Reck
Chief Accounting Officer

ICAHN ENTERPRISES HOLDINGS L.P.
(Registrant)

By:	Icahn Enterprises G.P. Inc.,
its general partner

By:	/s/ Peter Reck
Peter Reck
Chief Accounting Officer

Date:  January 24, 2013

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